UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	May 23, 2014

PANEX RESOURCES INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-51707 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)

c/o Coresco AG Level 3, Gotthardstrasse 20 Zug, Switzerland (Address of principal executive offices)	CH-6300 (Zip Code)

Registrant’s telephone number, including area code	+41-41-711-0281

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Panex Resources Inc.	Page 2

Information to be included in report

Item 1.01.  Entry into a Material Definitive Agreement.

On May 22, 2014 Panex entered into a binding term sheet with Amani Consulting SPRL (“Amani”) and Burey Gold Ltd. (“Burey”), an Australian listed company (the “Term Sheet”).  The Term Sheet is subject to the completion of Burey’s due diligence to its satisfaction and further subject to all applicable regulatory and shareholder approvals.

Pursuant to the terms and conditions of the Term Sheet, Panex has agreed to assign and surrender all of the rights and interests it may have in the share purchase agreement dated December 7, 2013 with Amani (the “Share Purchase Agreement”) to Burey.  In addition, Panex has agreed to assign to Burey all of its right, title, and interest in the loans it has provided to Amani for the purpose of funding exploration expenditures on Amani’s properties (the “Loans”).  In consideration of the assignment of all of Panex’s rights and interests in the Purchase Agreement and the Loans Burey has agreed to issue an aggregate 55,705,232 shares in the capital of Burey to Panex, (the “Burey Shares”).

See Exhibit 10.11 - Term Sheet for more details.

Item 1.02.

Termination of a Material Definitive Agreement.

Pursuant to the terms and conditions of the Term Sheet Panex has surrendered all of the interests it may have had in the Share Purchase Agreement and assigned those interests to Burey.  As a result, Panex’s involvement with the Share Purchase Agreement has been terminated and Panex has no further obligations under the Share Purchase Agreement.

See Exhibit 10.10 - Share Purchase Agreement and Exhibit 10.11 - Term Sheet for more details.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2014, Cong Mao Huai consented to and was appointed to act as an additional director of Panex by the board of directors.

Cong Mao Huai (51 years old) has been a director of Panex since March 2014.  During the past three years, Mr. Huai has also served as a director of the following listed companies:  Société de Péage du Congo SARL ( SOPECO SARL ), Société Amani Consulting SPRL and Société Fleuve Congo Hotel SPRL.

Mr. Huai received a Bachelor in Public Administration in China in 1984.

There is no family relationship among the current directors or officers of Panex.

Form 8-K	Panex Resources Inc.	Page 3

During the last two years, there has been no transaction or proposed transaction that Panex was or is a party to in which Mr. Huai had or is to have a direct or indirect material interest, with the exception of (1) the Share Purchase Agreement with Amani, which Mr. Huai is a major shareholder of Amani, and (2) the Term Sheet with Amani and Burey.  See Exhibit 10.10 - Share Purchase Agreement and Exhibit 10.11 - Term Sheet for more details.

Item 7.01.  Regulation FD Disclosure.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibits 10.10, 10.11, and Exhibit 99.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibits 10.10, 10.11, and 99.1 is incorporated herein by reference.

Item 8.01.  Other Events.

On May 22, 2014 Panex issued a press release announcing that it has entered into the Term Sheet.  A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.10

Share Purchase Agreement dated December 7, 2013 between Panex Resources Inc. and Amani Consulting SPRL, filed as an Exhibit to Panex’s Form 8-K (Current Report) filed on January 13, 2014 and incorporated herein by reference.

Filed
10.11	Term Sheet dated May 22, 2014 among Panex Resources Inc., Amani Consulting SPRL, and Burey Goldfields Ltd.	Included
99.1	Press release dated May 22, 2014 announcing the Term Sheet.	Included

Form 8-K	Panex Resources Inc.	Page 4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Panex Resources Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PANEX RESOURCES INC.

Dated: May 23, 2014	By: /s/ Mark Gasson
Mark Gasson - CEO and President